EXHIBIT 10.49





                                    AGREEMENT


                                     Between


                         MORGAN DISTRIBUTION - SCRANTON

                             SCRANTON, PENNSYLVANIA


                                       and


                TEAMSTERS OF LOCAL 229 OF SCRANTON, PENNSYLVANIA

           AFFILIATED WITH THE INTERNATIONAL BROTHERHOOD OF TEAMSTERS,

                CHAUFFEURS, WAREHOUSEMEN, AND HELPERS OF AMERICA







                                December 10, 1995

                                     through

                                December 11, 1998

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----

AGREEMENT..................................................................   1

ARTICLE I - UNION RECOGNITION - SCOPE OF AGREEMENT.........................   2

ARTICLE II - UNION SECURITY................................................   2

ARTICLE III - CHECK OFF....................................................   2

ARTICLE IV - MANAGEMENT RIGHTS.............................................   3

ARTICLE V - HOURS OF WORK, OVERTIME AND PREMIUM............................   3

ARTICLE VI - SENIORITY.....................................................   4

ARTICLE VII - LEAVE OF ABSENCE.............................................   7

ARTICLE VIII - HOLIDAYS....................................................   7

ARTICLE IX - VACATIONS.....................................................   8

ARTICLE X - HEALTH AND WELFARE AND PENSION.................................   9

ARTICLE XI - JURY DUTY.....................................................  11

ARTICLE XII - EMPLOYEE'S BAIL..............................................  11

ARTICLE XIII - EXAMINATIONS................................................  11

ARTICLE XIV - EXTRA HELP...................................................  11

ARTICLE XV - SANITARY CONDITIONS...........................................  11

ARTICLE XVI - JOB STEWARDS.................................................  12

ARTICLE XVII - SUBCONTRACTING..............................................  13

ARTICLE XVIII - GRIEVANCE AND ARBITRATION PROCEDURES.......................  13

ARTICLE XIX - DISCHARGE OR SUSPENSION......................................  14

ARTICLE XX - TRANSFER OF COMPANY TITLE OR INTEREST.........................  14

ARTICLE XXI - INSPECTION PRIVILEGES........................................  15

ARTICLE XXII - DEFECTIVE EQUIPMENT.........................................  15

ARTICLE XXIII - UNIFORMS...................................................  15

ARTICLE XXIV - EMPLOYEE BONDING............................................  15

ARTICLE XXV - VARIATION FROM AGREEMENT.....................................  15

ARTICLE XXVI - NO STRIKES OR LOCKOUTS......................................  16

ARTICLE XXVII - LEGALITY...................................................  16

ARTICLE XXVIII - LEADMAN...................................................  16

ARTICLE XXIX - TERMS OF AGREEMENT..........................................  16

EXHIBIT A          HOURLY WAGE RATES.......................................  17

EXHIBIT A-1        Damage Control Incentive Program........................  18

EXHIBIT A-2        Safety/Attendance Incentive Program.....................  19

EXHIBIT B          HEALTH BENEFITS SUMMARY - MORGAN PLAN...................  20

EXHIBIT B-1        GEISINGER HEALTH PLAN...................................  22

EXHIBIT C          DENTAL ASSISTANCE PLAN - SUMMARY........................  23

EXHIBIT D          PLANT RULES AND SAFETY PROCEDURES.......................  25

            SAFETY RULES...................................................  26

            PLANT RULES....................................................  30

                                    AGREEMENT


This  Agreement  made as of this  twenty-seventh  day of  January  1996,  by and between Teamsters Local Union No. 229, affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America (hereinafter referred to as the "Union"), party of the first part, as representative of the employees covered by this Agreement, and Morgan Distribution - Scranton (hereinafter referred to as the "Employer" or "Company"), party of the second part.

It is the intent and purpose of the parties hereto to set forth herein the basic Agreement covering wages, hours of work, conditions of employment, and the method of adjusting alleged grievances to be observed between the parties hereto.

The parties hereto also recognize that it is the general purpose of this Agreement to promote the mutual interests of the Company and its employees and to provide for the operation of the Company's business under methods which will further, to the fullest extent possible, the economy and efficiency of operation and avoidance of interruption to production, consistent at all times with the Company's obligations under this collective bargaining Agreement.

The Union and the Company separately and jointly agree that all terms and conditions of this Agreement will be applied equally to all employees regardless of age, race, creed, color, sex, national origin, handicap or Vietnam veterans. Wherein the text of this Agreement, words or masculine gender are used, they shall be interpreted to denote either masculine or female gender.

ARTICLE I - UNION RECOGNITION - SCOPE OF AGREEMENT
--------------------------------------------------

The Employer recognizes and acknowledges that the Local Union is the sole and exclusive representative of all employees in the classifications of work covered by this Agreement as described in Exhibit "A," attached hereto and by this reference made part hereof, for the purposes of collective bargaining as provided by the National Labor Relations Act.


ARTICLE II - UNION SECURITY
---------------------------

Section 1. All present employees who are members of the Local Union on the effective date of this subsection or on the date of execution of this Agreement, whichever is the later, shall remain members of the Local Union in good standing as a condition of employment. All present employees who are not members of the Local Union and all employees who are hired hereafter shall become and remain members in good standing of the Local Union as a condition of employment on and after the forty-fifth (45th) day worked following the beginning of their employment, or on and after the forty-fifth (45th) day worked following the effective date of this subsection or the date of this Agreement, whichever is the later.

This provision shall be made and become effective as of such time as it may be made and become effective under the provisions of the National Labor Relations Act, but not retroactively.

The failure of any person to become a member of the Union at the required time shall obligate the Employer, upon written notice from the Union to such effect and to the further effect that Union membership was available to such person on the same terms and conditions generally available to other members, to forthwith discharge such person. Further, the failure of any person to maintain Union membership in good standing as required herein shall, upon written notice to the Employer by the Union to such effect, obligate the Employer to discharge such person.

In the event of any change in the law during the term of this Agreement, the Employer agrees that the Union will be entitled to receive the maximum Union security which may be lawfully permissible.

Section 2. Any employee member of the Union acting in any official capacity whatsoever shall not be discriminated against for his acts as such officer of the Union, so long as such acts do not interfere with the conduct of the Employer's business, nor shall there be any discrimination against any employee because of Union membership or activities.

Section 3. The Employer agrees to the posting within his business premises of notices of Union meetings and other official Union matters by an elected or appointed official of the Local Union. The Employer also agrees to provide the Local Union suitable space for a Union bulletin board.


ARTICLE III - CHECK OFF
-----------------------

The employer agrees to deduct from the pay of all employees covered by this Agreement the dues, initiation fees and/or uniform assessments of the Local Union having jurisdiction over such employees and agrees to remit to said Local Union all such deductions prior to the end of the month for which the deduction is made. Where laws require written authorization by the employee, the same is to be furnished in the form required. No deduction shall be made which is prohibited by applicable law.

ARTICLE IV - MANAGEMENT RIGHTS
------------------------------

Section 1. Subject to the provisions of the Agreement, and to the retention by the Company of the rights ordinarily exercised by management, the Company shall have the exclusive right to manage and operate the plant and all its facilities. Such exclusive right shall include, but not be limited to the right: to hire new employees, to determine their qualifications, and to terminate their employment at the discretion of the Company while such new employees are still probationary employees; to determine the products to be manufactured, and the methods, processes, equipment and technological changes necessary to effect such manufacture; to discipline or discharge for good and sufficient cause and to lay off, assign, promote and transfer employees, and to determine and effectuate personnel policies; to establish work schedules, including daily and weekly hours of work, starting and quitting times, time for rest periods, shift schedules and subcontracting, as herein provided for under Article XVII, subcontracting, of this Agreement. All rights of a management nature, except those specifically surrendered or modified by this Agreement, are retained by the Company.

Section 2. Supervisors and other employees not in the bargaining unit shall not perform work normally and historically performed by bargaining unit employees, except on jobs where instruction is necessary, experimental work is being performed, or in cases of emergency where the performance of work by excluded personnel may be required. The foregoing notwithstanding, it is agreed that the salaried employee designated as having the responsibility for supervising the loading crew will be considered a "working foremen" and will perform any and all functions/tasks associated with the loading of Morgan Distribution trucks.


ARTICLE V - HOURS OF WORK, OVERTIME AND PREMIUM
-----------------------------------------------

Section 1. Intent. This Article is intended to set forth the regular hours of work and to provide a basis for computing overtime and premium pay and shall not be construed as a guarantee or limitation on the hours of work per day or per week.

Section 2. Regular Workday and Workweek. The regular workday shall consist of eight (8) consecutive hours, exclusive of lunch periods, and the regular workweek shall consist of five (5) consecutive eighthour days, Monday through Friday.

Section 3. Shift Differentials. The right to establish or discontinue shifts is reserved exclusively to the Company. For the purposes of applying shift differentials, employees scheduled to work the afternoon shift shall be paid a shift differential of twenty-five cents (.25) per hour, effective, and those scheduled to work the night shift shall be paid a shift differential of thirty-five cents (.35) per hour, effective. An employee scheduled to work the afternoon shift shall receive the differential of his regular shift.

Section 4. Temporary Assignment. An employee who is temporarily transferred shall receive the rate of his job or the rate of the job to which he is transferred, whichever is higher, provided that no change in the rate shall be made unless the transfer exceeds one (1) hour. If the transfer exceeds four (4) hours, the employee will receive the higher rate for all hours worked that day.

Section 5. Overtime. When overtime is required, it shall be offered first to the employees who are in the classification within the department by seniority. If the overtime requirements are not filled voluntarily, the least senior qualified person(s) within the department must work.

If the need for more qualified employees is necessary, the Company will attempt to fill the need with the most senior qualified employee outside the department. If unable to fill the need, the least senior qualified person outside the department must work.

Daily overtime will be posted by 1:00 p.m. on the day the overtime is to be performed. Saturday overtime will be posted by 12:00 Noon on the preceding Thursday.

Section 6. No Pyramiding. There shall be no pyramiding or duplication of overtime or other premium rates or any provision in Article V.

Section 7.(a). Reporting in Pay. Any employee who reports for work the beginning of his scheduled shift and is not put to work shall be guaranteed a minimum of four (4) hours of straight-time pay. The provisions of this Section 7 shall not, however, apply where the failure of the Company to provide work is caused by labor disputes, floods, power failure, fire, unforeseen circumstances, or conditions beyond the control of the Company.

Section 7(b). In the application of this provision of the labor agreement, an employee who reports to work at the beginning of his scheduled shift, and finds there is no member of management present to provide appropriate work direction, will be paid reporting pay if otherwise eligible under this provision, provided the employee waits a period of not less than thirty (30) consecutive minutes to await the arrival of management.

Section 8. Breaks. All employees are entitled to two (2) ten minute breaks. These breaks will be allowed whenever practical mid-way between the start of the shift and lunch and mid-way between lunch and when the employee punches out.

Employees who work more than two (2) hours overtime on any day will be entitled to an additional ten (10) minute break. The foregoing does not apply to overtime performed on Saturday or Sunday.

Section 9. Overtime Pay. All hours worked in excess of eight (8) hours worked in any workday or in excess of forty (40) hours worked in any workweek shall be paid for at the rate of time and one-half.

Section 10. Exhibit "A". Classifications, wage rates and related working conditions and other provisions of this Agreement are as set forth in Schedule "A," attached hereto and by this reference made part hereof.

Section 11. Lunch. The Company shall schedule an unpaid lunch period of not less than one-half (1/2) hour as close as possible to the middle of the shift.

Section 12. Pay Day. Employees shall be paid weekly on the day designated as pay day. If pay day falls on a holiday, one (1) day before shall be pay day.


ARTICLE VI - SENIORITY
----------------------

Section 1. Seniority shall govern the order of layoffs, recalls and promotions to the extent provided in the succeeding provisions of this Article.

Section 2. Seniority is defined as the employee's length of continuous service at the Company's plant commencing with his first date of employment.

Section 3. A new employee and an employee rehired after a break in service, as defined in Section 4 of this Article, shall have no seniority and may be laid off or discharged in the sole discretion of the Company during the first forty-five (45) days worked of his employment and shall, during that period, be considered a probationary employee. At the end of forty-five (45) days worked, his seniority shall be computed as of his first day of employment.

Section 4. An employee's seniority and his employment with the Company shall terminate upon the occurrence of any of the following:

         1.       Voluntary quit or resignation.

         2.       Discharge for cause.

         3. Absence exceeding the period for which a leave of absence has been granted or extended unless the employee's excuse is satisfactory to the Company.

         4. Layoffs in excess of two (2) years or length of service, whichever is less.

         5. Absence for three (3) consecutive scheduled working days without notice to the Company.

         6. Failure to notify the Company within three (3) working days of an intention to return to work (within three (3) calendar days) following the delivery of a certified mail letter of recall from layoff mailed to the employee's last known address.

         7. Acceptance of other employment while on leave of absence unless agreed to in writing by the Company.

         8. Absence from work by reason of the employee's illness or injury in excess of three (3) years or length of service, whichever is less.

         9.       Voluntary retirement.

Section 5. The Company shall prepare a seniority roster annually, the first of which shall be posted on the plant bulletin board within thirty (30) days after the execution of this Agreement. During the thirty (30) days following the first posting, an employee may request a correction to said list by filing a written request with his supervisor. If the correction is in order, the Company will make said correction on the posted list. If not, the employee will be notified of the reason. Similar procedures shall be followed with respect to subsequently posted lists except that corrections thereto shall be limited to any changes from the last preceding list, and requests for corrections shall be made within the first ten (10) days of posting.

Section 6. A temporary vacancy is one of uncertain duration which lasts for a period of fifteen (15) work days or less. When it becomes necessary to fill a temporary vacancy in the warehouse or shops, the Company agrees to transfer the least senior qualified employee whenever possible. When it becomes necessary to fill a temporary vacancy in the truck driver classification, the Company agrees to transfer the most senior qualified employee whenever possible.

Section 7. Should it be documented and proven by the Company that an employee does not possess the ability to perform a specific job or work operation to which he is assigned, the employee shall be relieved from said job or specific work operation and allowed to exercise his seniority for the purpose of choosing a job that he is qualified to perform.

If the Union or employee feels the Company has acted arbitrarily, the matter may be referred to the grievance procedure.

Section 8. When new jobs of permanent nature are created, or where permanent vacancies occur, any employee having completed his probationary period and having made previous application for transfer, will be given consideration for such vacancy on the basis of plant seniority and ability. When an employee accepts a transfer to another job classification, all other transfer requests become invalid for not less than three (3) months duration.

If an employee accepts a transfer to another job classification and it later develops the employee is unable to utilize his abilities to the best advantage in the department to which he has been transferred, he shall within fifteen (15) work days be allowed to return, or be returned, to the department and job classification from which he was transferred. Such employee may not request another transfer for a period of one (1) year. An employee may refuse a transfer and his transfer slip(s) will remain in the active file for future consideration.

Section 9. It shall not be a violation of this Agreement, and shall not be cause for discharge or disciplinary action, if any employee refuses to cross a primary picket line authorized by a union.

The above, however, does not apply to picket lines established by parties to or directed at any other company sharing the present facility located in the Keystone Industrial Park in Dunmore, Pennsylvania, that is presently the Company's place of business.

Section 10. Any employee desiring to leave an employment position must give the Employer one (1) week notice in writing of such intention or lose all rights under this Agreement. If, because of lack of employment, the Employer wishes to lay off any employee, the Employer shall notify the employee as soon as possible.

When it becomes necessary to reduce the working force, the last employee on the seniority list shall be laid off first; and when the force is again increased, the employees are to be returned to work in the reverse order in which they were laid off, providing they still maintain seniority as described herein, and further providing the employees retained at the time of layoff or the employees recalled at the time of recall from layoff must be qualified to perform the work required.

Section 11. An employee promoted or transferred from a job within the bargaining unit to a position outside such unit shall continue to accumulate plant seniority from which he came for a period of one hundred eighty (180) consecutive days, and if he remains beyond that period in his new position, he will forfeit all seniority rights under this Agreement. The 180 day maximum shall not be cumulative. It is further understood and agreed that an employee is obligated to continue to pay union dues during the 180 day period for the sole purpose of protecting seniority rights. In the event an employee fails to pay union dues in accordance with the prescribed schedule, all seniority rights will be forfeited on the date of transfer to the non-bargaining unit position.

ARTICLE VII - LEAVE OF ABSENCE
------------------------------

Section 1. Employees desiring a leave of absence shall make written application to the Company and if, in the judgment of the Company, good cause exists, a leave of absence without pay my be granted in writing not to exceed thirty (30) calendar days without prejudice to the employee's seniority rights. Extension of a leave of absence for additional thirty (30) day periods not to exceed a total of ninety (90) days may be granted by the Company in writing, if, in its judgment, good and sufficient cause exists. Any employee who accepts employment with another employer during a leave of absence shall be terminated unless otherwise agreed to in writing by the Company.

Section 2. A leave of absence will be granted an employee with full pay to take time off on a scheduled work day because of a death in the employee's family (spouse, child, parent, brother, sister or current parent-in-law) to attend the funeral. The Company will pay the employee for a maximum of three (3) scheduled work days occurring between the date of death to and including the date of the funeral.

For grandparents, current brother or sister-in-law, foster parent or foster child, or grandchild, the Company will pay the employee one (1) scheduled work day for the date of the funeral.

The Company reserves the right to require proof of death prior to reimbursement being paid for lost time.


ARTICLE VIII - HOLIDAYS
-----------------------

Section 1. Observed Holidays. The following holidays will be observed by eligible employees each contract year:

1.       New Year's Day                6.       Day After Thanksgiving
2.       Memorial Day                  7.       Monday After Thanksgiving
3.       July 4th                      8.       Christmas Eve
4.       Labor Day                     9.       Christmas Day
5.       Thanksgiving Day              10.      New Year's Eve Day


Section 2.  Holiday Pay and Schedules.

1. If a holiday falls on a Saturday, the preceding Friday will be celebrated as the holiday. If the holiday falls on a Sunday, the following Monday will be celebrated as the holiday.

2. For each designated holiday, an eligible employee shall receive eight hours of straight-time pay for each full holiday provided the following requirements are met:

         a.       Employee must have completed his probationary period, and

         b. Employee must have worked in full the Company's regularly scheduled work day prior to and the Company's regularly scheduled work day subsequent to the holiday.

3. Any employee who works on a scheduled holiday will be paid time and one-half the regular hourly rate for all hours worked in addition to the regular holiday pay.

4. If an employee is scheduled to work on a designated holiday and agrees to do so and subsequently fails to report as scheduled without being excused in writing by the Company, he shall be denied holiday pay.


ARTICLE IX - VACATIONS
----------------------

Section 1. Vacation Benefits. Subject to the following qualifying provisions, employees covered by this Agreement shall be granted vacations with pay in accordance with the following schedule.

          LENGTH OF CONTINUOUS SERVICE               VACATION ALLOWANCE
          ----------------------------               ------------------

         1 year, but less than 3 years                     1 week
         3 years, but less than 8 years                    2 weeks
         8 years, but less than 15 years                   3 weeks
         15 years and over                                 4 weeks


For purposes of this Article, length of continuous service shall include service with R. H. Robbins Co., provided there has been no break in service.

Section 2. Vacation Pay. Vacation pay shall be at the regular straight-time hourly rate of pay based on the last work week ending prior to the vacation period multiplied by forty (40) hours.

To qualify for the first week of vacation, an employee must:

         a. be a regular employee who has completed his probationary period and is on the seniority list;

         b. have completed one (1) year of employment from his established seniority date;

         c. have worked a minimum of eight hundred (800) hours or more prior to his anniversary date.

Section 3.

A. Employees who have worked 800 hours or more during the preceding qualification year shall be eligible for vacation benefits. Vacation, holiday and overtime hours, as well as time not worked because of occupational injury or illness shall count as time worked for the purpose of qualifying for vacation, provided employees on occupational illness or injury would have otherwise earned qualifying hours.

B. An employee who becomes deceased or retires and has worked eight hundred (800) hours as required in paragraph (a) above during the contract year shall be paid for the vacation for which he has qualified.

C. When an employee becomes permanently disabled, he shall qualify for his vacation period only during the period in which such permanent disability occurs.

         An  employee  who  is  unable  to  work  because  of   occupational  or
         non-occupational disability shall be paid vacation pay:

         (1)      for vacation which he is qualified for in the vacation  period
                  preceding  the  vacation   period  in  which  the   disability
                  occurred; and

         (2) for the vacation for which he qualified for working eight hundred (800) hours required in 3 (a) above, prior to the date of the disability during the vacation period in which the disability occurred.

Section 4.  Vacation Periods.

A. Vacations shall be scheduled during the 12 month period January 1st through December 31st.

B.       One week of vacation must be taken in five (5) consecutive days.

C.       Must be scheduled and taken during the calendar year (vacation period).

D.       Must be scheduled by seniority.

E. The Employer shall determine the number of employees working in each job classification permitted to be on vacation during a given work week.

F. Holiday pay shall be paid in addition to vacation pay when a holiday specified in this Agreement occurs during a selected vacation period; however, the employee may reschedule one (1) day vacation at a later date if he so chooses.

G. Any employee with three (3) or more weeks of vacation must take one (1) week in the month of either December, January, February or March.

H. Employees with more than one (1) week vacation eligibility, to apply day-at-a-time vacation to days they are absent for sickness, subject to the following:

         1. Company approval of the request is required. Such approval is necessary to avoid abuse, and will not be unreasonably withheld.

         2. An employee must request the application of the vacation day(s) to the sick day(s), within three (3) working days following his return to work.


ARTICLE X - HEALTH AND WELFARE AND PENSION
------------------------------------------

Section 1. The Employer and Union have agreed to a program of benefits for employees in the bargaining unit represented by the Union and covered by this Agreement. The insurance programs for the employees and their dependents, where applicable, as set forth in Exhibits B and C attached, shall be continued for the life of this Agreement.

Section 2. The Employer agrees to maintain the current health and welfare plan with the following improvements with 15% of the monthly premium paid by the employee.

         a.       Life Insurance and AD & D - Double the Amount
                  ---------------------------------------------

                  Effective December 10, 1995        - $13,000
                  Effective December 10, 1996        - $14,000
                  Effective December 10, 1997        - $15,000

         Employees have the option of purchasing a like amount of additional life insurance with AD & D at a cost of $0.24 per thousand. Purchases must be in the amount in effect and will be increased to the full amount whenever an increase is provided by the Agreement.

         b.       Sickness and Accident (26 week maximum)
                  ---------------------------------------

                  Effective December 10, 1995        - $165.00 weekly
                  Effective December 10, 1996        - $175.00 weekly
                  Effective December 10, 1997        - $185.00 weekly

         c.       Comprehensive Health Program

                  Major Medical life-time maximum of $250,000

                  See Exhibits B & C for outline of Medical and Dental Summary of Plans.

Section 3. Pension. The pension program is set forth in the document entitled "Morgan Products Ltd. Pension Plan for Hourly Paid Employees," a copy of which has been presented to the Union. Said plan and all terms and conditions thereof shall be deemed to be part of this Agreement as if fully set forth herein. During the term of this agreement the monthly benefit payable to employees who retire will be $13.00 multiplied by the employee's years of credited service.

Section 4. Effective January 1, 1999 all active bargaining unit employees are eligible to participate in the Morgan Products Ltd. Profit Sharing and Savings Retirement (401(K)) Plan. Such participation shall be in accordance with the terms of that Plan. Also effective January 1, 1999, all Pension benefit accrual under Section 3 shall cease.

Section 5. The annual cost of the Health and Dental Plans outlined in Exhibits B and C shall be paid 85% by the Company and 15% by the employee.

Section 6. Employee contributions to the Morgan Medical Plan will continue at 15% of the established annual cost of the Plan. In 1996, the employee contribution will be $7.10 per week for single coverage and $17.57 per week for family coverage.

Employees who choose the Geisinger Health Plan (HMO) for 1996 will pay only for the dental portion of the Morgan Medical Plan at $0.73 per week for single coverage and $1.70 per week for family coverage. Dental employee contribution in 1997 and 1998 will continue at 15% of the total cost of the Morgan Dental Plan in those years.

Geisinger Health Plan (HMO) cost increases in 1996, 1997, and 1998 will be absorbed by the Company up to a maximum of 10% above the preceding year's cost. Any cost increases in excess of the 10% will be the responsibility of the individual employees enrolled in the Plan.

ARTICLE XI - JURY DUTY
----------------------

In the event that an employee loses all or part of work time on account of jury service, the Employer shall pay such employee an amount sufficient to guarantee no loss in wages on account of such absence from work. Employees shall notify the Employer within forty-eight (48) hours after they receive jury notice.


ARTICLE XII - EMPLOYEE'S BAIL
-----------------------------

Employees will be bailed out of jail if accused of any offense in connection with the faithful discharge of their duties, and any employee forced to spend time in jail or in courts shall be compensated at the employee's regular rate of pay. In addition, the employee shall be entitled to reimbursement for all meals, transportation, court costs, etc.; provided, however, that faithful discharge of duties shall in no case include compliance with any order involving commission of a felony. In case an employee shall be subpoenaed as a Company witness, such employee shall be reimbursed for all time lost and expenses incurred.


ARTICLE XIII - EXAMINATIONS
---------------------------

Physical, mental or other examinations required by a government body or the Employer shall be promptly complied with by all employees; provided, however the Employer shall pay for all such examinations.

Employees shall not be required to take examinations during working hours unless paid by the Employer.


ARTICLE XIV - EXTRA HELP
------------------------

A.       Additional Help
         ---------------

         When additional help is needed on a Company assignment, it shall be furnished by the Employer and all responsibilities will be the Company's, provided the Company has approved.

B.       Temporary Seasonal Employees
         ----------------------------

         Temporary Seasonal Employees will be advised at the time of employment that the length of service will be limited to a six (6) month period within a calendar year provided there are no qualified employees on layoff who want to perform the work involved. Temporary/seasonal employees will not hold any seniority over regular employees with respect to job placement or transfer, nor will they be entitled to any benefits under this agreement. Temporary/seasonal employees are required to join the Union as prescribed in Article II, Section 1.


ARTICLE XV - SANITARY CONDITIONS
--------------------------------

Section 1. The Company shall continue to make reasonable provisions for the safety and health of its employees at the plant during their working hours of employment.

Section 2. Required safety protective devices for the safety and health of the employees during working hours shall be supplied by the Company and used by the employees unless otherwise specified in a Memo of Understanding.

Section 3. The Employer agrees to maintain a clean, sanitary washroom having running water and toilet facilities.

Section 4. The Company shall maintain a first aid kit and all the necessary supplies for administering first aid.

Section 5. Employees injured while at work who are directed by supervision to leave the plant will be paid for a full eight (8) hour day or the time necessary for treatment, whichever is less.

Section 6. The Company will furnish a lunchroom for its employees; however, the Union agrees that its members will maintain this facility in a clean and sanitary condition.


ARTICLE XVI - JOB STEWARDS
--------------------------

The Employer recognizes the right of the Union to designate job stewards and alternates.

The authority of job stewards and alternates so designated by the Union shall be limited to and shall not exceed the following duties and activities:

         1. The investigation and presentation of grievances in accordance with the provisions of the collective bargaining agreement.

         2. The collection of dues when authorized by appropriate Local Union action.

         3. The transmission of such messages and information which shall originate with and are authorized by the local Union or its officers, provided such messages and information have been reduced to writing, or if not reduced to writing, are of a routine nature and do not involve work stoppages, slowdowns, refusal to handle goods, or any other interference with the Employer's business.

Job stewards and alternates have no authority to take strike action or any other action which interrupts the Employer's business. The Employer recognizes these limitations placed upon the authority of the job steward and their alternates and shall not hold the Union liable for any unauthorized acts if the Union complies with the steps outlined in Article XXVI, No Strikes or Lockouts.

The Union shall notify the Company in writing the naming of the official Union stewards and their alternates. The Company shall not be required to recognize or deal with any employee or employees whose name does not appear on the furnished list.

Stewards shall be permitted to investigate, present and process grievances without loss of time or pay. Such time spent in handling grievances shall be considered working hours in computing daily and/or weekly overtime.

It is understood that stewards are not permitted to leave their work area unless permission has first been obtained from their supervisor unless in an emergency situation. The supervisor will not arbitrarily hold back permission.


ARTICLE XVII - SUBCONTRACTING
-----------------------------

It is understood that the nature of the business makes it imperative that the Company maintain the right to continue to subcontract that work that it has subcontracted in the past.


ARTICLE XVIII - GRIEVANCE AND ARBITRATION PROCEDURES
----------------------------------------------------

Section 1. A grievance is hereby jointly defined to be any controversy, complaint, misunderstanding, or dispute, and any grievance arising between the Company and the Union or an employee represented by the Union shall be settled in the following manner:

         Step 1. The aggrieved employee or employees must present the grievance to the Shop Steward within five (5) working days after the reason for the grievance has occurred or the employee should have known. If a satisfactory settlement is not effected with the foreman within five
         (5) working days, the Shop Steward and employee shall submit such grievance in writing to the Union's Business Representative.

         Step 2. The Business Representative shall then take the matter up with a representative of the Company with authority to act upon such grievance. A decision must be made within five (5) working days.

         Step 3. In the event they are unable to so agree, the matter shall be referred to the American Arbitration Association within seven (7) days. After the service submits a list of Arbitrators to the Union and the Company, they shall reply with their preferred selections no later than seven (7) days after the receipt of such list. The expense of the arbitrator selected or appointed shall be borne equally by the Company and the Union.

Section 2. Any Shop Steward, upon approval of the supervisor, shall be permitted to leave his work without loss of wages to investigate and adjust the grievance of any employee within his jurisdiction. Employees shall have the Shop Steward or a representative of the Union present during the discussion of any grievance with the representative of the Company.

Section 3. If the Union or Company fails to comply with any settlement of the grievance or fails to comply with the procedures of this Article, the Union or the Company has the right to take all legal and economic action to enforce its demands.

Section 4. The Arbitrator shall not have the authority to amend or modify this Agreement or establish new terms or conditions under this Agreement. The Arbitrator shall determine any question of arbitrability. In the event the position of the Union is sustained, the aggrieved party shall be entitled to all benefits of this Agreement which would have accrued to such employee had there been no grievance.

Section 5. Both parties agree to accept the decision of the Arbitrator as final and binding. If the Company or Union fails to comply with the award of the Arbitrator or with the procedures of this Article, the Company or Union has a right to take all legal and economic action to enforce compliance.

Section 6. The cost of the Arbitrator's fees and expenses shall be divided equally by the parties. Either party shall have the right to have a transcript of the proceedings and to furnish a copy thereof to the Arbitrator. If both parties agree to a transcript, the cost thereof, including the cost of the Arbitrator's copy, shall be divided equally by the parties.

The Arbitrator shall have no authority to amend, modify or add to the provisions of this Agreement or rule on any of the Company policies, rules or regulations. The Arbitrator's award shall be final and binding on both parties and on all employees in the bargaining unit. The Company shall not be required to pay back wages prior to the date a written grievance is filed.

Section 7. Any grievance not appealed to the next succeeding step in accordance with the time limits set forth can be objected to by the Company as untimely. The parties may, in any individual case, by mutual agreement extend the time limits in any step. Grievances regarding discharges shall be processed directly into Step 2.

Section 8. The term "working days" as used in this Article only means calendar days exclusive of Saturdays, Sundays and holidays.


ARTICLE XIX - DISCHARGE OR SUSPENSION
-------------------------------------

The Employer shall not discharge or suspend any employee without just cause. In all cases involving discharge or suspension of an employee, the Company must immediately notify the employee in writing of such discharge or suspension and the reason therefore. Such written notice shall also be given to the Shop Steward and a copy mailed to the Local Union office within three (3) working days.

Any employee discharged must be paid in full for all wages owed such employee by the Employer on the following pay period.

The warning notice as herein provided shall not remain in effect for a period of more than nine (9) months from the date of the occurrence upon which the complaint and warning notice are based.

A discharged or suspended employee must advise the Local Union in writing, within five (5) working days after receiving notification of such action against such employee, of the employee's desire to appeal the discharge or suspension. Notice of appeal from discharge or suspension must be made to the Employer in writing within five (5) working days from the date of discharge or suspension and/or return to the employee's home domicile, whichever is later.

If the Union and the Employer are unable to agree as to the settlement of the case, then it may be referred to the grievance machinery as set forth in this Agreement.


ARTICLE XX - TRANSFER OF COMPANY TITLE OR INTEREST
--------------------------------------------------

Applicable laws will apply.

ARTICLE XXI - INSPECTION PRIVILEGES
-----------------------------------

Authorized agents of the Union shall have access to the Employer's premises and establishment during working hours for the purpose of adjusting disputes, investigating working conditions, and ascertaining that the Agreement is being adhered to; provided, however, that there is no interruption of the firm's working schedule.

However, it is understood that the authorized agent of the Union will notify the General Manager of his representative of the authorized agent's presence.


ARTICLE XXII - DEFECTIVE EQUIPMENT
----------------------------------

It shall not be a violation of this Agreement for any employee to refuse to operate any equipment that does not meet the requirements of applicable law regarding safety, etc.


ARTICLE XXIII - UNIFORMS
------------------------

The Employer agrees that if any employee is required to wear any kind of uniform as a condition of his continued employment, such uniform shall be furnished and maintained by the Employer, free of charge, at the standard required by the Employer.

It is understood that the employee is responsible for the washing or dry cleaning of said uniform.


ARTICLE XXIV - EMPLOYEE BONDING
-------------------------------

If the Employer requires an employee to be bonded, such bonding fee shall be paid by the Employer.


ARTICLE XXV - VARIATION FROM AGREEMENT
--------------------------------------

Section 1. Employer and employee shall not enter into or make any written or verbal agreement which is in conflict with this Agreement.

Section 2. Practices and Prior Agreements. The Company and Union agree that both parties during the negotiations of this initial agreement had an opportunity to raise and negotiate any and all known issues or questions concerning hours, wages and conditions of employment, and the Union and the Company waive for the term of this Agreement their rights to negotiate any matter which was discussed or which was known and not discussed during the negotiations.

However, if an issue develops which was not know by either party, the matter will be discussed and a mutual agreement reached. If the matter cannot be resolved, the issue may be subject to the Arbitration procedure.

ARTICLE XXVI - NO STRIKES OR LOCKOUTS
-------------------------------------

The parties hereto mutually agree that during the term of this Agreement there shall be no authorized strikes, work stoppages, slowdowns, boycotts, etc., by the Union, nor shall there by any lockouts by the Employer for any reason whatsoever, and that any difference concerning the application or interpretation of the terms of this Agreement which cannot be amiably adjusted by and between the parties shall be submitted to arbitration in accordance with the grievance and arbitration provisions of this Agreement.

In the event of any violation of this Article, the Union agrees that upon notification by the Company, the Union will take immediate affirmative steps with employees concerned to bring about an immediate resumption of the normal operation of the Company; provided, however, that the inability of the Union to bring about an immediate resumption of the normal operations of the Company, after a good faith attempt to do so, shall relieve the Union of any liability whatsoever arising out of a violation of this Article.


ARTICLE XXVII - LEGALITY
------------------------

Nothing in this Agreement is intended to deprive the Union or the employees of any rights provided to them by any statutes of the United States or the State of Pennsylvania.


ARTICLE XXVIII - LEADMAN
------------------------

Section 1. It is understood and agreed that the Employer may at its discretion assign leadmen in the various departments within the plant. In addition to their regular duties, leadmen will be responsible for planning, assigning, instructing and directing the work of others, including the safety of function performed. Leadmen will work with and under the general supervision of regular salaried supervisors.

Section 2. A leadman will receive fifty cents (.50) per hour above his regular rate of pay. No employee shall be forced to act in the capacity of a leadman against his will.

Section 3. It is further understood and agreed that vacancies in the leadman classification are exempt from the provisions of Article XI, Section 8.


ARTICLE XXIX - TERMS OF AGREEMENT
---------------------------------

This Agreement shall go into full force and affect on the tenth day of December 1995, and shall remain in full force and effect up to and including the tenth day of December 1998, and thereafter from year to year for one (1) year periods, unless either party to this Agreement gives sixty (60) days notice in writing prior to the expiration date of this Agreement, or any subsequent year thereof, of their intentions to have same changed.

FOR THE UNION:                              FOR THE COMPANY:

__________________________________          ____________________________________


__________________________________          ____________________________________


__________________________________          ____________________________________

                                    EXHIBIT A
                                    ---------

                                HOURLY WAGE RATES
                                -----------------



================================================================================
                                                            EFFECTIVE
--------------------------------------------------------------------------------
A.  CLASSIFICATION                                12-10-95   12-09-96   12-08-97
--------------------------------------------------------------------------------
    Tractor Trailer                                10.95      11.15      11.35
-------------------------------------------------------------------------------
    Van                                            10.75      10.95      11.15
--------------------------------------------------------------------------------
    Shop                                           10.00      10.20      10.40
--------------------------------------------------------------------------------
    Warehouse                                      10.00      10.20      10.40
--------------------------------------------------------------------------------
    Summer Help                                     6.70       6.90       7.10
--------------------------------------------------------------------------------
B.  HIRING SCALE                                  12-10-95   12-09-96   12-08-97
--------------------------------------------------------------------------------
    1.  First six (6) month period worked (80%)     8.00       8.16       8.32
--------------------------------------------------------------------------------
    2.  2nd six (6) month period worked (85%)       8.50       8.67       8.84
--------------------------------------------------------------------------------
    3.  3rd six (6) month period worked (90%)       8.90       9.18       9.36
--------------------------------------------------------------------------------
    4.  4th six (6) month period worked (95%)       9.50       9.69       9.88
--------------------------------------------------------------------------------
    5.  Beginning 24th month                       10.00      10.20      10.40
--------------------------------------------------------------------------------
C. In the event a Tractor Trailer or Van Driver is employed from outside the bargaining unit, the hiring scale percentages set forth in Paragraph B above apply to the employee's wage progression.
================================================================================


Annual Cash Payment:
--------------------

At the conclusion of each of the three contract years, employees will receive a cash payout of $100.00 less appropriate taxes. These payouts stand alone and are not considered a part of the incentive plans set forth in Exhibits A-1 and A-2.

                                   EXHIBIT A-1
                                   -----------

                        Damage Control Incentive Program
                        --------------------------------

                            Effective January 1, 1996
                            -------------------------


Program:          Actual controllable damage for 1995 = $24,000

Morgan Distribution will share dollars saved with all hourly employees based upon the following scale:

                  1996 = 50% savings below 1995 actual.
                  1997 = 60% savings from prior year provided an improvement over 1995.
                         50% if no improvement.
                  1998 = 70% savings from prior year provided an improvement over 1995.
                         50% if no improvement

Example
-------
1996 cut damage expense by 50% = $12,000 savings to Morgan Distribution.

Share of 50% = $6,000.

Average of 24 hourly employees = $250.00/employee

Value equivalent per hour = $0.12

Payouts will be a lump sum less applicable taxes, at the end of each calendar year of this contract.

                                   EXHIBIT A-2
                                   -----------

                       Safety/Attendance Incentive Program
                       -----------------------------------

                           Effective February 10, 1996
                           ---------------------------



Program:
--------
Earn $1.00 per day for every day worked throughout the year. There are approximately 252 working days in a year. An individual with perfect attendance and no Safety Incidents would earn $252.00 or 0.12/hour over their normal rate based on a forty hour work week. The scale will work as follows:


Perfect attendance no recordable safety incidents.         Full Payment

Unscheduled absence from work.                             Less $50.00/for each
                                                           absence

Recordable safety incident (medical treatment,
  (restricted work)                                        Less $100.00/incident

Lost time incident.                                        No payment

Failure to report an incident.                             No payment




Example:
--------
Value equivalent per hour (2080 annual hours)

Full payment = 0.12/hour

Unscheduled absence, lose 0.024/hour

Recordable Safety Incident, lose 0.048/hour

Payouts will be on a lump sum, less applicable taxes, at the end of each calendar year of this contract.

                                    EXHIBIT B
                                    ---------

                      HEALTH BENEFITS SUMMARY - MORGAN PLAN
                      -------------------------------------

                           For you and your dependents


COMPREHENSIVE MEDICAL BENEFIT
Maximum Benefit per lifetime - $250,000

Individual Cash Deductible per Calendar Year - $100

Family Cash Deductible per Calendar Year - $200 (See Benefit)

Percentage of Covered Expenses Payable by the Plan
o       All expenses except Non-confining Mental or Nervous Disorders
o 100% of the following Covered Expenses (The Cash Deductible does not apply to these expenses):

       --     Hospice Services
       --     Home Health Services
       --     Birthing Center Services
       --     Pre--admission Testing
       --     Post--admission Testing
       --     Generic Prescription Drugs
       --     One Routine Pap Test in a Calendar Year
       --     Skilled Nursing Facility Care After Hospital Confinement
       --     Ambulatory Surgical Center Services
       --     Second Surgical Opinions
       --     Covered  Expenses Due to an Accident  Which Happens While Covered.
              The expenses must be incurred within 90 days after and be due to the accident.

The Cash Deductible does not apply to these expenses. (Up to $300 for each accident.)

       --     Out-patient Surgery and Related Expenses
       --     Consultation  with a Specialist  Surgeon.  This surgeon can not be the one originally scheduled to perform the surgery.
       --     X-rays, laboratory test and other diagnostic procedures needed for the consultation.

If the second surgical opinion does not confirm the need for surgery, payment will be made for another surgical opinion in the same manner as the second opinion.

       --     80% for all other Covered Expenses until the Out-of-Pocket Feature applies. (The Cash Deductible applies to these expenses.)
       --     100%  for all  Covered  Expenses  when the  Out-of-Pocket  Feature applies.
       -- Expenses for Non-confining Mental or Nervous Disorders 50% (The Out-of-Pocket Feature does not apply.)

OUT-OF-POCKET FEATURE

When benefits are paid by the Plan at 80%, you have to pay the remaining 20% of Covered Expenses.

When this 20% plus the Cash Deductible that you pay reaches $1,000 for any person in a Calendar Year, benefits will be paid by the Plan at 100% of allowable charges for that person for the rest of that year.

If the 20% plus the Cash Deductible that you pay reaches $2,000 for all Covered Family Members in a Calendar Year, benefits will be paid by the Plan at 100% of allowable charges for your family for the rest of that year.

                                   EXHIBIT B-1
                                   -----------

                              GEISINGER HEALTH PLAN
                              ---------------------


     NOTE: The following plan explanation of the Geisinger Health Plan is intended to be a summary only. Benefits, limitations, and exclusions are provided in accordance with the Subscription Certificate and applicable riders under which a member is enrolled.


[Chart outlining specific benefits under the plan.]

                                    EXHIBIT C
                                    ---------

                        DENTAL ASSISTANCE PLAN - SUMMARY
                        --------------------------------


HOW THE PLAN WORKS
The Dental Assistance Plan covers four types of dental care:

CLASS A
         Preventative and Diagnostic Services
                  Routine Cleaning
                  Oral Exams                         (Up to twice in a
                  Topical Application of Fluoride    12 month period.)
                  Dental X-rays

                  The Plan is designed to encourage you and your family to see your dentist regularly for check-ups. Therefore, no deductible need be met for Preventative and Diagnostic Services. In addition, the amount of your reimbursement will be 100%.

CLASS B
         Basic Restorative Services
                  Fillings                           Periodontic (gum) Treatment
                  Extractions                        Repair of Crowns, Bridges,
                                                       and Dentures
                  Root Canal Therapy                 Anesthesia
                  Oral Surgery

                  After you meet the deductible (described below), you will be reimbursed at the rate of 80% of reasonable and customary charges for Basic Restorative Services.

CLASS C
         Major Restorative Services
                  Crowns
                  Bridges
                  Dentures

                  After you meet the deductible, you will be reimbursed at the rate of 50% of reasonable and customary charges for Major Restorative Services.

CLASS D
         Orthodontic Services
                  Treatment to Straighten Teeth

                  After you meet the deductible, you will be reimbursed at the rate of 50% of reasonable and customary charges for Orthodontic Services - up to a lifetime maximum of $500 for each covered person.

THE DEDUCTIBLE
Payments for all dental services except CLASS A - Preventative and Diagnostic Services will start after you meet the annual deductible.
                  Annual Deductible              $35.00 per person ($70.00
                  -----------------               family maximum)

MAXIMUM BENEFITS
The Plan will pay up to $1000 per year for each covered person for Class A, Class B, and Class C Services combined. For Class D Services, there is a lifetime maximum of $500 for each covered person.

                                    EXHIBIT D
                                    ---------

                        PLANT RULES AND SAFETY PROCEDURES
                        ---------------------------------


         Let it clearly be understood that the list of rules and safety procedures below ARE NOT all inclusive and do not cover every rule or cause for disciplinary action.

         Each offense listed normally calls for the penalty noted, with each repetition of an offense carrying a more severe penalty as indicated. In addition, a flagrant violation of a rule may warrant a more severe penalty than the one shown. Also, violations of several rules, although none are repeated but are within a respective classification, may result in the imposition of a more severe penalty, as listed, than normally called for on a first offense.

         Other rules, classifications and steps of progression are as follow.

                                  SAFETY RULES
                                  ------------

                                     GENERAL
                                     -------


1. Report all accidents to your supervisor, whether or not they result in personal injury, such as damage to materials and equipment.

2. Report all injuries to your supervisor no matter how slight they are. Cuts or scratches can become infected unless properly cared for.

3. Forklift operators must follow the procedures and safety rules that are included in the Industrial Power Truck Operators Manual.

4. At no time are there to be riders on forklifts, other than the driver. When forklifts are being used to elevate personnel, an approved safety platform must be used. Riding on forklifts or being elevated without a safety platform is extremely dangerous, as they do not afford a stable footing.

5. Never enter the premises of this plant when using, possessing or under the influence of alcohol or other drugs.

6.    Horseplay is absolutely forbidden.

7. Most importantly - be alert, keep your mind on the job and develop safe work habits.

8. Personal protective equipment such as safety glasses, hard hats, gloves, etc., shall be worn as required.

9. Employees are not to ride on hand trucks or carts. Employees shall push hand trucks or carts whenever possible. When it is necessary to pull these trucks, do so slowly and only until the truck is in a position so that it may be pushed. Failure to comply with this rule can result in accidents such as the trucks or carts running over feet or pinning the operator between it and other objects.

10.   Loose or baggy clothing and flowing ties shall not be worn.

11. Face shields shall be used to protect the eyes and face where sawdust and chips are flying. They enable the operator to keep his eyes open while standing close to the job at hand and protect his eyes and face from flying fragments.

12. Open toe and soft top and bottom shoes shall not be worn by employees assigned to work in the shop and warehouse areas. Shoes, with substantial soles and tops in good repair, minimize the danger of nails and splinters puncturing the feet.

13.   Never stand under suspended loads nor swing a load over other persons.

14. Lifting can be accomplished more easily and safely when the back is kept as nearly vertical as possible and the lifting is done by straightening the bent legs, thereby using the strong leg muscles instead of the weaker back muscles for the lifting.

15. Do not overestimate your ability to lift a heavy or bulky object. Get help.

      When two or more persons are lifting an object, one of them shall give the signal to lift and lower so that their efforts may be made in unison.

16. Safely stacked and sorted lumber provides for the safe and efficient use of it.

17. Two or more persons carrying long boards or timbers shall walk on the same side of the load and keep in step with one another.

18. Ladders are important pieces of equipment but are often neglected. They shall be maintained in good repair, free from splinters, varnished (not painted) and stored out of the weather. Before using a ladder, see that it is in good condition. If there is a chance of the ladder slipping, have another person hold the bottom of the ladder. Do not use metal ladders around electrically energized equipment.

19. Work areas, benches, etc., should be kept clean and orderly. An efficient workman can usually be identified by the orderly manner and condition in which he keeps his tools, work areas and equipment.

20. From a fire and dust explosion standpoint alone, it is extremely important that the woodworking shop, the machines, roof trusses and rafters, exhaust ducts and collectors be kept clean. Exhaust systems on machines help keep the shop clean. See that the suction system is up to standards and inform your supervisor if the system is not functioning properly.

21. Each employee shall know where the fire extinguishing equipment can be found and he shall ask his supervisor to acquaint him with proper use and limitations.

22.   Smoking is absolutely forbidden in the shop and warehouse.

23. In case of fire, you are to go to the nearest telephone and dial ____________, which will connect you to ____________ and say, "I want to report a fire," and giving your name and exact location of the fire.

24. Never break the seal or otherwise tamper with a fire extinguisher except in case of an emergency. Report usage to your immediate supervisor and do not return used extinguishers to the rack until they have been recharged.

25. Guards must not be removed from machinery, equipment, belts, gears, shafts, etc., unless authorization to do repairs has been given by the department supervisor. Guards must be replaced after repairs are completed. A machine guard is for the operator's protection. The wise operator uses all guarding that is provided.

Machine Guards
--------------

      Tampering with machine guards is prohibited and any removal requires the prior approval of your supervisor. All machine guards must be properly replaced after the repair work has been completed.

Air Hoses
---------

      Air hoses are to be used as instructed. AT NO TIME may they be used for cleaning of a person's clothing or skin.

Hand Tools
----------

1. Split handles on tools must be replaced, not taped. The wedges in handles should be checked frequently.

2. The tip of a screwdriver should be squared and of proper thickness and width to fit the screw slot being used.

3.    Tools must not be thrown from one worker to another.

Woodworking Machines
--------------------

1. It is of extreme importance that the machine be shut off after it has been used. Never leave an unattended machine running.

2.    Machines  must be shut down at all times  during  maintenance  operations.
      Starting mechanisms shall be locked or sealed to prevent inadvertent application of power during repairs.

3. If any unusual noise develops in the machine, shut it down and report the condition.

4. Never operate any machinery or equipment unless you have been authorized to do so and only if you have been properly instructed on how to do so. Check machinery and equipment before using to make sure they are in safe working condition.

5. Report immediately to your supervisor any malfunction of machinery or equipment.

6. Cutting tools, such as circular saw blades and cutting heads, must be carefully examined for cracks and nicks before they are placed on the arbors.

7.    The floor in front of machines shall not be allowed to become slippery.

8.    Gloves should not be worn by operators of machines.

9.    Remove scrap and dust from machines with a brush, not with your hands.

Circular Saws
-------------

Circular saws are responsible for the major portion of all injuries arising out of woodworking. The injuries involve serious cuts and amputation of fingers and hands, deep cuts of arms resulting from feeding and removing stock, making machine adjustments and cleaning scrap from the table. Kickbacks of wood by the blade have caused serious injury and death. The listed safe practices shall be followed when using the circular saw.

Jointers
--------

The jointer is second only to the circular saw as a source of woodworking accidents in its reputation for maiming its operators. Severe finger and hand injuries have resulted from contact with the rotating blades. Most jointers are now equipped with cylindrical heads, which experience has shown are safer than square heads. The following safe practices shall be followed when operating the jointer:

1. Heavy cuts shall not be made since, as the depth of the cut increases, the danger of kickback increases. Knots also increase the hazard of kickback.

2. The guard which covers the unused portion of the head and adjusts itself automatically to the work shall always be in place.

3. Conditions which contribute to the dangers of operation are loose, nicked or dull knives, or knives which are improperly adjusted. Only an experienced mechanic shall set the knives since considerable skill is required.

4. A push stick or push block shall be used to assist in safely guiding small pieces (18 inches or less) over the cutting head.

                                   PLANT RULES
                                   -----------

                                     GENERAL
                                     -------


[Chart describing types of plant rules violations for employees classified A, B, C, or D, along with penalties for each instance of infraction.]